EXHIBIT 99.1 433 West Van Buren Street, Suite 501S Chicago, Illinois 60607 312.565.5700 | fhlbc.com Federal Home Loan Bank of Chicago 2023 Board of Directors Election Results October 23, 2023 The Federal Home Loan Bank of Chicago is pleased to announce the results of the 2023 election of Federal Home Loan Bank of Chicago member and independent directors for member institutions in Illinois and Wisconsin. The directors’ 4 year terms will begin on January 1, 2024 and end on December 31, 2027. Illinois – One Seat Number of Members Eligible to Vote 434 Number of Members Casting Votes 169 Total Eligible Votes 4,746,445 Candidate(s) Votes FHFA ID Elected David J. Loundy 1,487,152 53194 Chairman and CEO Devon Bank Chicago, Illinois Dean A. Ahlers 866,346 00073 President and CEO, Board Member Sterling Federal Bank, F.S.B. Sterling, Illinois Total Number of Votes Cast 2,353,498 Wisconsin – One Seat Number of Members Eligible to Vote 235 Number of Members Casting Votes 133 Total Eligible Votes 2,748,892 Candidate(s) FHFA ID Elected Kenneth D. Thompson 885,797 14016 CEO and Chairman of the Board Capitol Bank Madison, Wisconsin David Clark 317,222 28530 President and Director Forward Bank Marshfield, Wisconsin Mark Larson 72,017 14162 President & CEO

October 23, 2023
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	Hustisford State Bank Hustisford, Wisconsin		
	Bradley J. Schroeder Chairman, President & CEO DMB Community Bank DeForest, Wisconsin	482,234	10002
	Total Number of Votes Cast	1,757,270	

Independent Director (Other) – Three Seats		
Number of Members Eligible to Vote		669
Number of Members Casting Votes		302
Total Eligible Votes		7,495,337
	Candidate(s)	**Votes**
Elected	Kathy Burns Executive Chair and Independent Board member Aclaimant Chicago, Illinois	3,537,772
Elected	Phyllis Lockett Chief Executive Officer LEAP Innovations Chicago, Illinois	3,157,280
Elected	Lois Alison Scott President Epoch Advisors Chicago, Illinois	3,042,543

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the FHLBank Chicago and its Member-stockholders.

Sincerely,

/s/ Laura M.Turnquest

Laura M. Turnquest
Executive Vice President,
General Counsel &
Corporate Secretary